                                                                  EXHIBIT 10.8





                                  AGREEMENT

                                BY AND BETWEEN

                              ORNDA HEALTHCORP,
                            a Delaware corporation
                                  ("OrNda")

                                     AND

                       MIDWAY ACQUISITION COMPANY, INC.
                            an Alabama corporation
                                  ("Midway")

                                April 19, 1994

                                                          TABLE OF CONTENTS
ARTICLE I        DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1

ARTICLE II       AGREEMENTS TO CAUSE CONVEYANCE, PURCHASE AND LEASE . . . . . . . . . . . . . . . . . . . . . . . . .    4
         2.1     AGREEMENT TO CAUSE CONVEYANCE AND PURCHASE . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
         2.2     AGREEMENT TO LEASE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4

ARTICLE III      PURCHASE PRICE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
         3.1     PAYMENT OF PURCHASE PRICE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
         3.2     INDEPENDENT CONSIDERATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4

ARTICLE IV       ITEMS TO BE FURNISHED TO MIDWAY BY ORNDA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
         4.1     DUE DILIGENCE MATERIALS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5

ARTICLE V        TITLE AND SURVEY   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
         5.1     PRELIMINARY TITLE REPORTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
         5.2     REVIEW PERIOD  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
         5.3     ADDITIONAL EXCEPTIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6

ARTICLE VI       REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS  . . . . . . . . . . . . . . . . . . . . . . .    6
         6.1     REPRESENTATIONS AND WARRANTIES OF ORNDA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
         6.2     COVENANTS OF ORNDA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
         6.3     REPRESENTATIONS, WARRANTIES AND COVENANTS OF MIDWAY  . . . . . . . . . . . . . . . . . . . . . . . .    6

ARTICLE VII      CONDITIONS TO THE MIDWAY'S AND ORNDA'S OBLIGATIONS . . . . . . . . . . . . . . . . . . . . . . . . .    7
         7.1     CONDITIONS TO THE MIDWAY'S OBLIGATIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
         7.2     FAILURE OF CONDITIONS TO MIDWAY'S OBLIGATIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
         7.3     CONDITIONS TO ORNDA'S OBLIGATIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
         7.4     FAILURE OF CONDITIONS TO ORNDA'S OBLIGATIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8

ARTICLE VIII     PROVISIONS WITH RESPECT TO THE CLOSING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
         8.1     ORNDA'S CLOSING OBLIGATIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
         8.2     MIDWAY'S CLOSING OBLIGATIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
         8.3     TITLE COMPANY'S CLOSING OBLIGATIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9

ARTICLE IX       EXPENSES OF CLOSING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
         9.1     ADJUSTMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
         9.3     CLOSING COSTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10

ARTICLE X        DEFAULT AND REMEDIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
         10.1    ORNDA'S DEFAULT; MIDWAY'S REMEDIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
         10.2    MIDWAY'S DEFAULT; ORNDA'S REMEDIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10

ARTICLE XI       MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
         11.1    SURVIVAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
         11.2    NOTICES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11

         11.3    ENTIRE AGREEMENT; MODIFICATIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
         11.4    APPLICABLE LAW . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
         11.5    CAPTIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
         11.6    BINDING EFFECT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
         11.7    TIME IS OF THE ESSENCE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
         11.8    WAIVER OF CONDITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
         11.9    BROKERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
         11.10   RISK OF LOSS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
         11.11   NO ASSUMPTION OF LIABILITIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
         11.12   NO LEGAL OR BENEFICIAL INTEREST  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
         11.13   COUNTERPARTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13

                                   AGREEMENT

                 THIS AGREEMENT (the "Agreement") is made and entered into as of April 19, 1994, by and between ORNDA HEALTHCORP, a Delaware corporation (hereinafter referred to as "OrNda"), and MIDWAY ACQUISITION COMPANY, INC., an Alabama corporation (hereinafter referred to as "Midway"). OrNda and Midway are sometimes collectively referred to herein as the "Parties" and each of the Parties is sometimes singularly referred to herein as a "Party".

                 WHEREAS, Summit Properties, a California general partnership (the "Facility Partnership"), is the owner of certain real property and improvements thereon located at 5901 West Olympic Boulevard, Los Angeles, California, more particularly described on Exhibit A attached hereto and made a part hereof for all purposes by this reference, consisting of a 95,940 square feet, commonly known as Midway Medical Plaza (the "Facility");

                 WHEREAS, Sierra Orlando Properties, a California general partnership (the "Parking Partnership" and collectively with the Facility Partnership, the "Partnerships"), is the owner of that certain real property and improvements thereon located at 5975 West Olympic Boulevard, Los Angeles, California, more particularly described on Exhibit A-1 attached hereto, consisting of a seven story parking structure containing approximately 199,340 square feet (the "Parking Structure", and together with the Facility, the "Real Property");

                 WHEREAS, OrNda has entered into that certain Agreement and Plan of Merger dated as of December 2, 1993 (the "Merger Agreement") with Summit Health Ltd. ("Summit"), which is scheduled to close on or about April 19, 1994;

                 WHEREAS, as a condition to the Merger Agreement, OrNda has agreed to purchase, or cause to be purchased, certain real estate held by certain affiliates of Summit, including the Property (as hereinafter defined) held by the Partnerships; and

                 WHEREAS, OrNda desires to cause the Property to be sold and Midway desires to purchase the Property, and simultaneously therewith, to enter into a lease transaction pursuant to which Midway shall lease to OrNda's designee, and OrNda's designee shall lease from Midway, the Property.

                 NOW, THEREFORE, in consideration of the sum of $10.00, the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

                 As used herein (including any Exhibits attached hereto), the following terms shall have the meanings indicated:

                 "Approvals" has the meaning set forth in the Closing
Agreements.

                 "Business Day(s)" means calendar days other than Saturdays, Sundays and legal holidays.

                 "Closing" means the consummation of the sale and purchase provided for herein, to be held at the offices of Skadden, Arps, Slate, Meagher & Flom, 300 South Grand Avenue, Los Angeles, California 90071, or such other place as the Parties may mutually agree.

                 "Closing Agreements" means the Sierra Closing Agreement and the Summit Closing Agreement.

                 "Closing Date" means April 19, 1994 or such earlier date as shall be hereafter agreed upon by the Parties.

                 "Credit Enhancements" means all security deposits, security interests, letters of credit, pledges, prepaid rent or other sums, deposits or interests, if any, held by Subsidiary with respect to the Property, the Tenant Leases or the Tenants.

                 "Deed" has the meaning set forth in the Closing Agreements.

                 "Due Diligence Materials" means the information to be provided by OrNda or the Partnership to Midway pursuant to the provisions of Section 4.1 hereof.

                 "Effective Date" means the date set forth in the preamble of this Agreement.

                 "Exception Documents" means true, correct and legible copies of each document listed as an exception to title on the Title Commitment.

                 "Facility Partnership" means Summit Properties, a California general partnership.

                 "Guaranty" means a guaranty of performance of the Lease substantially in the form attached hereto as Exhibit C to be executed by OrNda.

                 "Independent Consideration" means the sum of $100.00.

                 "Intangible Property" has the meaning set forth in the Closing Agreements.

                 "Lease" means a lease agreement in the form set forth on Exhibit D attached hereto and made a part hereof, which shall be executed and delivered by Subsidiary and Midway at the Closing, and pursuant to the terms of which Midway shall lease the Property to Subsidiary following the Closing.

                 "Lease Assignment" means an Assignment of Rents and Leases substantially in the form of Exhibit E attached hereto, to be executed by Subsidiary as Lessee in favor of Midway as Lessor at Closing, pursuant to the terms of which (i) Subsidiary shall absolutely and unconditionally assign to Midway all of its right, title and interest in and to the Tenant Leases, and
(ii) Subsidiary shall assign to Midway the Credit Enhancements, if any, as security for the obligations of the Subsidiary under the Lease, and any other obligation of the Subsidiary to Midway.

                 "Merger Agreement" has the meaning set forth in the recitals hereof.

                 "Midway" has the meaning set forth in the Preamble.

                 "OrNda" has the meaning set forth in the Preamble.

                 "Parking Partnership" means Sierra Orlando Properties, a California general partnership.

                 "Partnerships" means the Facility Partnership and the Parking Partnership.

                 "Party" or "Parties" have the meanings set forth in the preamble to this Agreement.

                 "Permitted Exceptions" has the meaning set forth in the Closing Agreements.

                 "Personal Property" has the meaning set forth in the Closing Agreements.

                 "Plans" has the meaning set forth in the Closing Agreements.

                 "Preliminary Title Reports" has the meaning set forth in the Closing Agreements.

                 "Property" means, collectively, the Real Property, the Personal Property and the Intangible Property.

                 "Purchase Price" means an amount equal to $20,400,000.00.

                 "Real Property" has the meaning set forth in the Preamble.

                 "Search Reports" means the initial reports of searches made of the Uniform Commercial Code Records of the County in which the Property is located, and of the office of the Secretary of State of the State in which the Property is located, which searches shall reflect that none of the Property is encumbered by liens. The Search Reports shall be updated, at Midway's expense, at or within one week prior to Closing.
                 "SHL Leases" has the meaning set forth in the Closing
Agreements.

                 "Service Contracts" has the meaning set forth in the Closing Agreements.

                 "Sierra Closing Agreement" means the Real Estate Purchase Closing Agreement to be executed at the Closing by the Parking Partnership and Midway substantially in the form attached hereto as Exhibit B.

                 "Subsidiary" means Midway Hospital Medical Center, Inc., a California corporation and the wholly-owned subsidiary of OrNda.

                 "Summit Closing Agreement" means the Real Estate Purchase Closing Agreement dated the date hereof between Midway and the Facility Partnership, in substantially the form of Exhibit B-1 hereto.

                 "Tenant" means the lessees or tenants under the Tenant Leases, if any.

                 "Tenant Leases" means all leases, subleases and other rental agreements, if any, (written or verbal, now or hereafter in effect) that grant a possessory interest in and to any space in the Improvements or that otherwise have rights with regard to the use of the Land or Improvements, and all Credit Enhancements, if any, held in connection therewith.

                 "Termination Agreement" means an agreement among Subsidiary and Midway as successors-in-interest to the Partnerships under the SHL Leases terminating the SHL Leases, substantially in the form of Exhibit F attached hereto.

                 "Title Company" means Lawyers Title Insurance Corporation, whose address is 800 East Colorado Boulevard, Pasadena, California 91101,
Attention: Glen Trowbridge

                 "Title Policy" means an ALTA Extended Coverage Owner's Policy of Title Insurance (1970 Form B - 1990 revision), together with CLTA endorsements numbers 100 (modified), 103.7, 116, 116.1, 116.4, 116.7 and 123.2 with respect to the Facility and 100 (modified), 103.7, 116, 116.1 and 123.2 with respect to the Parking Structure, with liability in the amount of the Purchase Price, dated as of the Closing Date, issued by the Title Company, insuring title to the fee interest in the Real Property in Midway, subject only to the Permitted Exceptions and to the standard printed exceptions included in the ALTA standard form owner's extended coverage policy of title insurance, with the following modifications: (a) the exception for ad valorem taxes shall reflect only taxes for the current and subsequent years; (b) any exception as to parties in possession shall be limited to rights of tenants in possession, as tenants only, pursuant to the Lease and the Tenant Leases; and (c) there shall be no general exception for visible and apparent easements or roads and highways or similar items (with any exception for visible and apparent easements or roads and highways or similar items to be specifically referenced to and shown on the Survey and also identified by applicable recording information).

                 "Warranties" has the meaning set forth in the Closing
Agreements.

                                   ARTICLE II
               AGREEMENTS TO CAUSE CONVEYANCE, PURCHASE AND LEASE

                 2.1 AGREEMENT TO CAUSE CONVEYANCE AND PURCHASE. On the Closing Date, OrNda shall cause the Partnerships to sell, convey, assign, transfer and deliver to Midway and Midway shall purchase, acquire and accept from the Partnerships, the Property, for the Purchase Price pursuant to the terms of the Closing Agreements.

                 2.2 AGREEMENT TO LEASE. On the Closing Date, and subject to performance by the Parties of the terms and provisions of this Agreement, Midway shall lease to Subsidiary and Subsidiary shall lease from Midway, the Property at the rental and upon the terms and conditions set forth in the Lease.

                                  ARTICLE III
                                 PURCHASE PRICE

                 3.1 PAYMENT OF PURCHASE PRICE. The Purchase Price shall be paid by Midway delivering to the Partnerships at the Closing by wire transfers or other immediately available funds payable as directed by the Partnerships in the amount of the Purchase Price, subject to adjustment as provided in Article IX hereof.

                 3.2 INDEPENDENT CONSIDERATION. Within one Business Day following the Effective Date, Midway shall deliver to the OrNda, in funds immediately forfeitable to OrNda, the Independent Consideration, as independent consideration for any option granted to Midway by OrNda herein, and based upon such consideration and the mutual covenants of OrNda and Midway contained herein, OrNda hereby agrees that any such option granted Midway is irrevocable and OrNda shall not terminate said option without the prior written consent of Midway, except as may be expressly provided for herein.

                                   ARTICLE IV
                    ITEMS TO BE FURNISHED TO MIDWAY BY ORNDA

                 4.1 DUE DILIGENCE MATERIALS. Within 15 days after the Closing Date, OrNda or the Subsidiary shall deliver or caused to be delivered to Midway or make available to Midway at the Property for its review (to the extent provided by the Partnership) the following items to the extent reasonably available to OrNda or the Subsidiary:

                 (a) True, correct, complete and legible copies of all Tenant Leases, Service Contracts, Warranties, Approvals, and Plans;

                 (b) A true, correct, complete and legible rent roll of all existing Tenant Leases, if any, setting forth with respect to each of the Tenant Leases: (i) the premises covered; (ii) the date of such Tenant Lease and all amendments and modifications thereto; (iii) the name of the Tenant, licensee or occupant; (iv) the term; (v) the rents and other charges payable thereunder; (vi) the rents or other charges in arrears or prepaid thereunder, if any, and the period for which any such rents and other charges are in arrears or have been prepaid; (vii) the nature and amount of the security deposits thereunder; if any (viii) options to renew or extend contained in any of the Tenant Leases; (ix) any free rent, concessions, allowances, rebates or refunds to which the Tenant, licensee or occupant may have been or be entitled;
(x) certification of any known disputes or claims of breach on the part of the OrNda; (xi) the status of Tenant improvements to be performed by Subsidiary; and (xii) the nature and amount of any commissions payable with respect thereto;

                 (c) An inventory of the Personal Property owned by the Partnerships and transferred to Midway pursuant to the Bill of Sale (as defined in the Closing Agreements);

                 (d) True, correct, complete and legible copies of the following items:

                          (i) tax statements or assessments for all real estate and personal property taxes assessed against the Property for the current and the prior two calendar years; and

                          (ii) all litigation files with respect to any pending litigation and claim files for any claims made or threatened, the outcome of which might have an adverse effect on the Property or the use and operation of the Property.

                 (e) Midway acknowledges receipt of the Preliminary Site Assessment, Midway Medical Facilities in Los Angeles, California, dated November 18, 1993 as prepared by Western Technologies, Inc.

                                   ARTICLE V
                                TITLE AND SURVEY

                 5.1 PRELIMINARY TITLE REPORTS. Midway hereby acknowledges receipt of the Title Reports, Exception Documents and Surveys referenced in the Closing Agreements.

                 5.2 REVIEW PERIOD. Midway hereby accepts all exceptions to title referenced in the Preliminary Title Reports and all matters shown on the Surveys and such accepted exceptions shall in any case be identical to the Permitted Exceptions set forth in the Closing Agreements.

                 5.3 ADDITIONAL EXCEPTIONS. In the event that at any time the Title Commitment, Exception Documents, Surveys or Search Reports are modified (other than the deletion or elimination of any item as to which Midway has made an objection), Midway shall have the right to review and approve or disapprove any such modification and to terminate this Agreement in the event that OrNda is unable to eliminate any such matters to the satisfaction of Midway, except that Midway's Review Period as to such additional items shall be for a period expiring on the Closing Date.

                                   ARTICLE VI
             REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS

                 6.1 REPRESENTATIONS AND WARRANTIES OF ORNDA. To induce Midway to enter into this Agreement and to purchase the Property, OrNda represents and warrants to Midway, to the best of its knowledge, as follows:

                 (a) OrNda has duly and validly authorized and executed this Agreement, and has right, title, power and authority to enter into this Agreement and, at Closing, to consummate the actions provided for herein. The execution by OrNda of this Agreement and the consummation by OrNda of the transactions contemplated hereby do not, and at the Closing will not result in a breach of any of the terms or provisions of, or constitute a default or a condition which upon notice or lapse of time or both would ripen into a default under any indenture, agreement, instrument or obligation to which OrNda is a party or by which the Property or any portion thereof is bound; and does not and at the Closing will not, constitute a violation of any order, rule or regulation applicable to OrNda or any portion of the Property of any court or of any federal or state or municipal regulatory body or administrative agency or other governmental body having jurisdiction over OrNda or any portion of the Property.

                 (b) The Purchase Price is allocated to the Real Property, the Intangible Property and the Personal Property as set forth on Exhibit G attached hereto.

                 6.2 COVENANTS OF ORNDA. OrNda shall indemnify and hold Midway harmless from and against any claims for any brokerage fee or commission, finder's fee or financial advisory fee arising from or related to the transactions contemplated by this Agreement and which is asserted by any person or entity claiming to have acted as agent or a representative of OrNda.

                 6.3 REPRESENTATIONS, WARRANTIES AND COVENANTS OF MIDWAY. Midway represents and warrants to OrNda that:

                 (a) Midway has duly and validly authorized and executed this Agreement, and has full right, power and authority to enter into this Agreement and to consummate the actions provided for herein, and the joinder of no person or entity will be necessary to purchase the Property from OrNda at Closing, and to lease the Property to the Subsidiary following Closing.

                 (b) The execution by Midway of this Agreement and the consummation by Midway of the transactions contemplated herein do not, and at the Closing will not, result in any breach of any of the terms or provisions of or constitute a default or a condition which upon notice or lapse of time or both would ripen into a default under any indenture, agreement, instrument or obligation to which Midway is a party; and does not constitute a violation of any order, rule or regulation applicable to Midway or any portion of the Property of any court or of any federal or state or municipal regulatory body or administrative agency or other governmental body having jurisdiction over Midway.

                 (c) Midway shall have made its own investigation regarding anticipated future Property performance, revenues, profits and expenses and shall not rely on any performance, revenue, profit or expense projections, forecasts or predictions relating to the Property provided by or on behalf of OrNda.

                 (d) Midway shall indemnify and hold OrNda harmless from and against any claims for any brokerage fee or commission, finder's fee or financial advisory fee arising from or related to the transactions contemplated by this Agreement and which is asserted by any person or entity claiming to have acted as agent or a representative of Midway.

                 (e) All documents and information delivered by Midway to OrNda pursuant to the provisions of this Agreement are true, correct and complete as of the date hereof and will be correct and complete as of the Closing Date, except as set forth in this Agreement.

                                  ARTICLE VII
               CONDITIONS TO THE MIDWAY'S AND ORNDA'S OBLIGATIONS

                 7.1 CONDITIONS TO THE MIDWAY'S OBLIGATIONS. The obligations of Midway to purchase the Property from the Partnerships and to consummate the transactions contemplated by this Agreement are subject to the satisfaction, as of the Closing, of each of the following conditions:

                 (a) All of the representations and warranties of OrNda set forth in this Agreement and of the Partnerships in the Closing Agreements shall be true as of the Closing in all material respects except for changes expressly permitted or contemplated by the terms of this Agreement or the Closing Agreements, as the case may be.

                 (b) OrNda shall have delivered, performed, observed and complied in all material respects with, all of the items, instruments, documents, covenants, agreements and conditions required by this Agreement to be delivered, performed, observed and complied with by OrNda prior to, or as of, the Closing. The Partnerships shall have delivered, performed, observed and complied in all material respects with, all of the items, instruments, documents, covenants, agreements and conditions required by the Closing Agreements to be delivered, performed, observed and complied with by the Partnerships prior to, or as of, the Closing.

                 (c) Neither OrNda nor either Partnership shall be in receivership or dissolution proceedings or have made any assignment for the benefit of creditors, or shall have admitted in writing its inability to pay its debts as they mature, or shall have been adjudicated as bankrupt, or have filed a petition in voluntary bankruptcy, a petition or answer seeking reorganization or an arrangement with creditors under the federal bankruptcy law or any other similar law or statute of the United States or any state, and no such petition shall have been filed against it.

                 (d) No portion of the Property shall have been destroyed by fire or casualty.

                 (e) No condemnation, eminent domain or similar proceedings shall have been commenced or threatened with respect to any portion of the Property.

                 7.2 FAILURE OF CONDITIONS TO MIDWAY'S OBLIGATIONS. In the event any one or more of the conditions to Midway's obligations set forth in Section 7.1 is not satisfied in whole or in part prior to Closing Date, Midway, at Midway's option, shall be entitled to: (a) terminate this Agreement by giving written notice thereto to OrNda, whereupon all moneys which have been delivered by Midway to OrNda (other than the Independent Consideration) shall be immediately refunded to Midway and neither Midway nor OrNda shall have any further obligations or liabilities hereunder; or (b) waive such failure of condition and proceed to Closing hereunder.

                 7.3 CONDITIONS TO ORNDA'S OBLIGATIONS. The obligations of OrNda to cause the Partnership to sell the Property to Midway and to consummate the transactions contemplated by this Agreement are subject to the satisfaction, as of the Closing Date, of each of the following conditions:

                 (a) The representations and warranties of Midway contained herein shall be in all material respects true and accurate as of the Closing Date.

                 (b) Midway shall have delivered, performed, observed and complied in all material respects with all of the items, instruments, documents, covenants, agreements and conditions required by this Agreement to be delivered, performed, observed and complied with by Midway as of the Closing Date.

                 (c) All action required to be taken by the Midway to authorize the execution, delivery, and performance of this Agreement and the other agreements or documents related hereto, and the consummation of the transactions contemplated hereby, shall have been duly and validly taken.

                 7.4 FAILURE OF CONDITIONS TO ORNDA'S OBLIGATIONS. In the event any one or more of the conditions to OrNda's obligations set forth in
Section 7.3 are not satisfied in whole or in part prior to the Closing Date, OrNda, at OrNda's option, shall be entitled to: (a) terminate this Agreement by giving written notice thereto to Midway, whereupon all moneys which have been delivered by Midway to OrNda (other than the Independent Consideration) shall be immediately refunded to Midway and neither Midway nor OrNda shall have any further obligations or liabilities hereunder; or (b) waive such failure of conditions and proceed to Closing hereunder.

                                  ARTICLE VIII
                     PROVISIONS WITH RESPECT TO THE CLOSING

                 8.1 ORNDA'S CLOSING OBLIGATIONS. No later than one (1) day prior to the Closing Date, the parties shall hold a pre-closing, and upon Closing OrNda shall furnish and deliver, or caused to be furnished and delivered, to Midway or the Title Company for delivery to Midway, the following:

                 (a) The items required by Section 6 of the Closing Agreements, the Guaranty, the Termination Agreement, the Lease Assignment and the Lease, each duly executed and acknowledged by OrNda, the Facility Partnership, the Parking Partnership or the Subsidiary, as the case may be.

                 (b) An opinion from counsel for the Subsidiary, in a form substantially the same as set forth on Exhibit H hereof.

                 (c) Certificates of casualty and fire insurance for the Property as required pursuant to the Lease showing Midway as an additional insured and loss payee thereunder, with appropriate provisions for prior notice to Midway in the event of cancellation or termination of such policies.

                 (d) Such affidavits, certificates or letters of indemnity as the Title Company shall require in order to omit from its insurance policy all exceptions for unfiled mechanic's, materialman's or similar liens.

                 (e) Any and all documentary transfer declarations or disclosure documents, duly executed by the appropriate parties, required in connection with the Deeds by any state, county or municipal agency having jurisdiction over the Property or the transactions contemplated hereby.

                 (f) Such instruments or documents as are necessary, or reasonably required by Midway or the Title Company, to evidence the status and capacity of OrNda or the Partnership and the authority of the person or persons who are executing the various documents on behalf of OrNda or either Partnership in connection with the purchase and sale transaction contemplated hereby.

                 8.2 MIDWAY'S CLOSING OBLIGATIONS. No later than one (1) day prior to the Closing Date, the parties shall hold a pre-closing, and upon Closing, Midway shall deliver to OrNda or the Partnerships, as the case may be, the following:

                 (a) Wired funds to the account of the Title Company in the amount of the Purchase Price, as adjusted pursuant to Article IX hereof.

                 (b)      The Lease, duly executed and acknowledged by Midway.

                 (c) Such instruments as are necessary, or reasonably required by OrNda, the Partnerships or the Title Company to evidence the authority of Midway to consummate the transactions contemplated hereby and to execute and deliver the closing documents on the Midway's part to be delivered.

                 8.3 TITLE COMPANY'S CLOSING OBLIGATIONS. Upon the funding of the Purchase Price by the Midway, the Title Company shall (a) deliver to Midway the Title Policy or its irrevocable commitment to issue same,
(b) cause the following documents to be recorded in the Office of the County Recorder of Los Angeles, California (the "Recorder"): (i) the Deeds, (ii) the SHL Lease Termination Agreement, and (iii) the Memorandum of Lease, and (c) pay all recording fees and documentary transfer taxes in connection with the foregoing.

                                   ARTICLE IX
                              EXPENSES OF CLOSING

                 9.1 ADJUSTMENTS. There shall be no adjustment of taxes, assessments, water or sewer charges, gas, electric, telephone or other utilities, operating expenses, employment charges, premiums on insurance policies, rents or other normally proratable items, it being agreed and understood by the Parties that the Subsidiary shall be obligated to pay such items under the terms of the Lease.

                 9.2 RENTS. All deposits and prepaid rental collected and required to be held by Seller under the SHL Leases and all other credits due from the Partnerships shall be credited to OrNda. The initial rent due by the Subsidiary under the Lease for the period from the Closing Date through April 30, 1994, shall be paid by Subsidiary upon Closing by wire transfer to Midway.

                 9.3 CLOSING COSTS. Midway and OrNda shall pay their own attorneys' fees. Midway shall be responsible for any additional survey work; OrNda shall be responsible for the survey costs payable by "Buyer" to "Seller" as provided in the Closing Agreements. All other costs of the Closing shall be paid as set forth in the Closing Agreement.

                                   ARTICLE X
                              DEFAULT AND REMEDIES

                 10.1     ORNDA'S DEFAULT; MIDWAY'S REMEDIES.

                 (a) OrNda's Default. OrNda shall be deemed to be in default hereunder upon the occurrence of any one or more of the following events: (i) any of OrNda's warranties or representations set forth herein shall be untrue in any material aspect when made or at Closing; or (ii) OrNda shall fail in any material respect to meet, comply with, or perform any covenant, agreement or obligation on its part required within the time limits and in the manner required in this Agreement.

                 (b) Midway's Remedies. In the event OrNda shall be deemed to be in default hereunder Midway may, as its sole remedy: terminate this Agreement by written notice delivered to OrNda on or before the Closing.
Midway shall not be entitled to seek monetary damages from OrNda or assert any other remedy against OrNda.

                 10.2     MIDWAY'S DEFAULT; ORNDA'S REMEDIES.

                 (a) Midway's Default. Midway shall be deemed to be in default hereunder upon the occurrence of any one or more of the following events: (i) any of Midway's warranties or representations set forth herein shall be untrue in any material respect when made or at Closing; or (ii) Midway shall fail in any material respect to meet, comply with, or perform any covenant, agreement or obligation on its part within the time limits and in the manner required in this Agreement.

                 (b) OrNda's Remedy. In the event Midway shall be deemed to be in default hereunder, OrNda, as OrNda's sole and exclusive remedy for such default, shall be entitled to terminate this Agreement and all rights of Midway hereunder and to receive the Independent Consideration, it being agreed between Midway and OrNda that such sum shall be liquidated damages for a default of Midway hereunder because of the difficulty, inconvenience, and uncertainty of ascertaining actual damages for such default.

                                   ARTICLE XI
                                 MISCELLANEOUS

                 11.1 SURVIVAL. All of the representations, warranties, covenants, agreements and indemnities (but not matters or items identified as conditions for parties' obligation to close) of OrNda and Midway contained in this Agreement, to the extent not performed at the Closing, shall survive the Closing only to the extent provided herein and shall not be deemed to merge upon the acceptance of the Deeds by Midway.

                 11.2 NOTICES. All notices, requests and other communications under this Agreement shall be in writing and shall be delivered in person, or delivered by recognized overnight delivery service, addressed as follows:

                 If to Midway:

                 MIDWAY ACQUISITION COMPANY, INC.
                 One Perimeter Park South
                 Suite 335S
                 Birmingham, Alabama  35243
                 Attention:  John W. McRoberts, President

                 With a copy to:

                 Mr. Thomas A. Ansley
                 Sirote & Permutt, P.C.
                 2222 Arlington Avenue South
                 Birmingham, Alabama  35205

                 If intended for OrNda:

                 ORNDA HEALTHCORP
                 340 West End Avenue
                 Suite 700
                 Nashville, Tennessee  37023-1042
                 Attention:  Russell Tonnies, Vice President
                             and Treasurer

                 With a copy to:

                 Mr. Michael J. Kiely
                 Skadden, Arps, Slate, Meagher & Flom
                 300 South Grand Avenue
                 Los Angeles, California  90071

or at such other address, and to the attention of such other person, as the parties shall give notice as herein provided. All such notices, requests and other communications shall be deemed to have been sufficiently given for all purposes hereof upon delivery if by hand or one day after deposit of a copy with a recognized overnight delivery service.

                 11.3 ENTIRE AGREEMENT; MODIFICATIONS. This Agreement embodies and constitutes the entire understanding between the parties with respect to the transactions contemplated herein, and all prior or contemporaneous agreements, understandings, representations and statements (oral or written) are merged into this Agreement. Neither this Agreement nor any provision hereof may be waived, modified, amended, discharged or terminated except by an instrument in writing signed by the Party against whom the enforcement of such waiver, modification, amendment, discharge or termination is sought, and then only to the extent set forth in such instrument.

                 11.4 APPLICABLE LAW. This Agreement and the transactions contemplated hereby shall be governed by and construed in accordance with the laws of the state in which the Property is located.

                 11.5 CAPTIONS. The captions in this Agreement are inserted for convenience of reference only and in no way define, describe, or limit the scope or intent of this Agreement or any of the provisions hereof.

                 11.6 BINDING EFFECT. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal and personal representatives, successors, and assigns.

                 11.7 TIME IS OF THE ESSENCE. With respect to all provisions of this Agreement, time is of the essence. However, if the first date of any period which is set out in any provision of this Agreement falls on a day which is not a Business Day, then, in such event, the time of such period shall be extended to the next day which is a Business Day.

                 11.8 WAIVER OF CONDITIONS. Any Party may at any time or times, at its election, waive any of the conditions to its obligations hereunder, but any such waiver shall be effective only if contained in a writing signed by such Party. No waiver by a Party of any breach of this Agreement or of any warranty or representation hereunder by the other Party shall be deemed to be a waiver of any other breach by such other Party (whether preceding or succeeding and whether or not of the same or similar nature), and no acceptance of payment or performance by a Party after any breach by the other Party shall be deemed to be a waiver of any breach of this Agreement or of any representation or warranty hereunder by such other Party, whether or not the first Party knows of such breach at the time it accepts such payment or performance. No failure or delay by a Party to exercise any right it may have by reason of the default of the other Party shall operate as a waiver of default or modification of this Agreement or shall prevent the exercise of any right by the first Party while the other Party continues to be so in default.

                 11.9 BROKERS. Midway and OrNda hereby represent to each other that neither has discussed this Agreement or the subject matter thereof with any real estate broker or salesman so as to create any legal rights in any such broker or salesman to claim a real estate commission or similar fee with respect to the purchase or sale of the Property. Midway and OrNda each agree to defend, indemnify and hold the other harmless from any and all claims for any real estate commissions, leasing fees or similar fees arising out of or in any way relating to the purchase, sale or lease of the Property based on their respective acts.

                 11.10 RISK OF LOSS. Until the Closing Date, the risk of loss as between the Parties of any portion of the Property shall be solely that of OrNda. Risk of loss shall be that of Midway from and after the Closing Date, at which time OrNda shall deliver or cause to be delivered to Midway possession of the Property.

                 11.11 NO ASSUMPTION OF LIABILITIES. Midway shall not assume any of the existing liabilities, indebtedness, commitments or obligations of any nature whatsoever (whether fixed or contingent) of OrNda in respect of the Property or otherwise, except those expressly assumed herein.

                 11.12 NO LEGAL OR BENEFICIAL INTEREST. The Parties acknowledge that OrNda has no legal or beneficial interest in the Property as of the date of this Agreement, other than any indirect interest following delivery of the Deeds.

                 11.13 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                 EXECUTED to be effective as of the Effective Date.

                                    MIDWAY ACQUISITION COMPANY, INC.
                                    an Alabama corporation


                                               /s/ John W. McRoberts
                                    ------------------------------------------
                                                   John W. McRoberts
                                                       President

                                    Date             April 19, 1994
                                        --------------------------------------

                                    Midway's Tax Identification Number:


                                    ------------------------------------------


                                    ORNDA HEALTHCORP
                                    a Delaware corporation


                                    By       /s/
                                      ----------------------------------------

                                    Its            Vice President
                                       ---------------------------------------

                                    Date            April 19, 1994
                                        --------------------------------------

                                    OrNda's Tax Identification Number:


                                    ------------------------------------------

                                LIST OF EXHIBITS

Exhibit A        -        Facility Property Description
Exhibit A-1      -        Parking Structure Property Description
Exhibit B        -        Sierra Closing Agreement
Exhibit B-1      -        Summit Closing Agreement
Exhibit C        -        Guaranty
Exhibit D        -        Lease
Exhibit E        -        Assignment of Rents and Leases
Exhibit F        -        Termination Agreement
Exhibit G        -        Allocation of Purchase Price
Exhibit H        -        Subsidiary's Opinion of Counsel

                                    EXHIBITS

                                       To

                                   AGREEMENT

                                 BY AND BETWEEN

                               ORNDA HEALTHCORP,
                             a Delaware corporation
                                   ("OrNda")

                                      AND

                        MIDWAY ACQUISITION COMPANY, INC.
                             an Alabama corporation
                                   ("Midway")

                                 April 19, 1994

                                   EXHIBIT A

                         FACILITY PROPERTY DESCRIPTION

                 Lots 105, 106, 107, 108, and 109 of Tract 6421, in the City of Los Angeles, County of Los Angeles, State of California, as per map recorded in Book 70, Pages 92 and 93 of Maps, in the Office of the County Recorder of said county.

                 Except from said Lot 106 that portion described as follows:

                 Beginning at the Southeast corner of said lot; thence Northerly along the Easterly line of said Lot 59.02 feet; thence Westerly parallel with the Southerly line of said lot, 15.66 feet; thence Southerly 60 feet to a point in the Southeasterly line of said lot distant Westerly thereon 27 feet from the point of beginning; thence Easterly along said Southerly line 27 feet to the point of beginning.

                                  EXHIBIT A-1

                     PARKING STRUCTURE PROPERTY DESCRIPTION

                 Lots 188, 189, 190, 191, and 192 of Tract No. 6421, in the
City of Los Angeles, in the County of Los Angeles, State of California, as per map recorded in Book 70, Pages 92 and 93 of Maps, in the Office of the County Recorder of said County.

                                   EXHIBIT B

                            SIERRA CLOSING AGREEMENT

                                  EXHIBIT B-1

                            SUMMIT CLOSING AGREEMENT

                                   EXHIBIT C

                                    GUARANTY

                                   EXHIBIT D

                                     LEASE

                                   EXHIBIT E

                         ASSIGNMENT OF RENTS AND LEASES

                                   EXHIBIT F

                             TERMINATION AGREEMENT

                                   EXHIBIT G

                         ALLOCATION OF PURCHASE PRICE

                PERSONAL PROPERTY        $         0

                INTANGIBLE PROPERTY      $         0

                REAL PROPERTY            $20,400,000.00

                FACILITY                 $17,420,000.00

                PARKING STRUCTURE        $ 2,980,000.00

                                   EXHIBIT H

                               OPINION OF COUNSEL